UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           Form 8-K/A


                         CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of the earliest event reported): August 1, 1996
                                                        October 15, 1996

                     STERLING HOUSE CORPORATION
            (Exact name of Registrant as specified in its charter)


                              1-14022
                       (Commission File Number)


       Kansas                                                 48-1097141
(State or other jurisdiction                               (IRS Employer
    of incorporation)                                    Identification No.)



                   453 S. Webb Road, Suite 500
                      Wichita, Kansas 67207
         (Address of principal executive offices, including zip code)


                            316-684-8300
             (Registrant's telephone number, including area code)

                         Sterling House Corporation

                       Index to Current Report 8-K/A


Item 2: Acquisition or Disposition of Assets                           3

Item 7: Financial Statements, Pro Forma Financial Information
        and Exhibits                                                   3

Signatures                                                             4

High Plains Senior Living, Inc. Financial Statements                 F-1

Sterling House Corporation Pro Forma Financial Information          F-12

Exhibits                                                            F-18

Item 2.  Acquisition or Disposition of Assets

     On August 12, 1996, Sterling House Corporation (the "Company") filed a Form 8-K announcing the closing of the purchase of Woodland Terrace (the "Residence") from High Plains Senior Living, Inc., an unrelated entity.
The closing date was originally reported as August 1, 1996, which was incorrect. The actual closing date of the purchase was July 31, 1996, with an effective date of August 1, 1996. The Residence is a two-year old retirement and assisted living residence, located in Liberal, Kansas, with 45 private units ranging from studios to two-bedroom apartments. The Residence was purchased for approximately $2.2 million in cash and is being accounted for as a purchase.

     The required financial statements of High Plains Senior Living, Inc. and pro forma financial information are included in Item 7 of this amended Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired

              1. Financial Statements of High Plains Senior Living, Inc. as of December 31, 1995 and 1994.

         (b)  Pro Forma Financial Information

              1. Pro Forma Consolidated Financial Statements (Unaudited) of Sterling House Corporation taking into consideration the acquisition by Sterling House Corporation of certain assets and the operations of the Residence previously owned by High Plains Senior Living, Inc.

         (c)  Exhibits

Exhibit       Exhibit
Number        Description
-------       -----------
  23          Consent of Ernst & Young LLP

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Sterling House Corporation

                                      By: /s/Timothy J. Buchanan
                                          ----------------------
                                          Timothy J. Buchanan
                                          Chairman of the Board and
                                          Chief Executive Officer
                                         (Principal Executive Officer)



Dated: October 15, 1996

Item 7(a)1

                      High Plains Senior Living, Inc.

                            Financial Statements

                   Years ended December 31, 1995 and 1994

                                 Contents


Report of Independent Auditors                                   F-2

Financial Statements

Balance Sheets as of December 31, 1995 and 1994
and (Unaudited) as of June 30, 1996                              F-3

Statements of Revenues, Expenses, and Changes in
Unrestricted Net Deficit for the Years Ended December
31, 1995 and 1994 and (Unaudited) for the Six Months
Ended June 30, 1996 and 1995                                     F-5

Statements of Cash Flows for the Years Ended December
31, 1995 and 1994 and (Unaudited) for the Six Months
Ended June 30, 1996 and 1995                                     F-6

Notes to Financial Statements                                    F-7

                     Report of Independent Auditors


The Board of Directors
High Plains Senior Living, Inc.

We have audited the accompanying balance sheets of High Plains Senior Living, Inc. as of December 31, 1995 and 1994, and the related statements of revenues, expenses and changes in unrestricted net deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High Plains Senior Living, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

September 27, 1996
Wichita, Kansas

                      High Plains Senior Living, Inc.

                              Balance Sheets

                                                      December 31,          June 30, 1996
                                                    1995          1994        (Unaudited)
Assets                                          __________________________________________
Current assets:
 Cash                                           $   10,789     $     ---       $    5,833
 Accounts receivable                                   200          8,393            ---
 Prepaid expenses and other                          6,341          6,399           2,381
 Prerental costs                                      ---          69,788            ---
 Principal and interest funds in trust              95,956           ---           95,956
                                                ----------      ---------      ----------
Total current assets                               113,286         84,580         104,170

Property and equipment (Notes 2 and 3):
 Land                                               20,778         20,778          20,778
 Land improvements                                 175,175        129,867         175,635
 Building                                        2,896,183      2,895,476       2,898,393
 Furniture, fixtures and equipment                 281,197        269,036         281,518
                                                ----------     ----------      ----------
                                                 3,373,333      3,315,157       3,376,324
 Less accumulated depreciation                    (180,392)       (59,740)       (242,528)
                                                ----------     ----------      ----------
Net property and equipment                       3,192,941      3,255,417       3,133,796

Other assets:
 Financing costs, net of accumulated
  amortization of $7,454, $3,781 and $9,276         38,928         42,601          37,106
 Other                                                 401            381             406
                                                ----------     ----------      ----------
Total other assets                                  39,329         42,982          37,512
                                                ----------     ----------      ----------
Total assets                                    $3,345,556     $3,382,979      $3,275,478
                                                ==========     ==========      ==========

See accompanying notes.

                      High Plains Senior Living, Inc.

                               Balance Sheets

                                                       December 31,          June 30, 1996
                                                    1995          1994        (Unaudited)
Liabilities and net deficit                     __________________________________________
Current liabilities:
Note payable to bank (Notes 2 and 4)            $1,328,913     $1,011,658      $1,338,913
Overdraft payable                                    ---              608           ---
Accounts payable                                    10,689         10,401           9,587
Refundable deposits                              1,044,865        886,418       1,047,865
Accrued expenses:
 Interest                                           59,031         36,373         190,802
 Payroll and benefits                               14,370         12,265          12,976
 Other                                               4,143          1,881           1,771
Current portion of bond payable (Notes 3 and 4)  1,750,000         50,000       1,750,000
                                                 ---------     ----------       ---------
Total current liabilities                        4,212,011      2,009,604       4,351,914

Bonds payable (Notes 3 and 4)                        ---        1,750,000           ---

Net deficit:
 Unrestricted                                     (866,455)      (376,625)     (1,076,436)
                                                ----------     ----------      ----------
Total liabilities and net deficit               $3,345,556     $3,382,979      $3,275,478
                                                ==========     ==========      ==========

See accompanying notes.

                      High Plains Senior Living, Inc.

                   Statements of Revenues, Expenses and
                    Changes in Unrestricted Net Deficit

                                             Years Ended             Six Months Ended
                                             December 31,                 June 30,
                                           1995         1994          1996         1995
                                     _________________________   ________________________
Revenues:                                                                (Unaudited)
 Residence rental                    $  314,383    $   88,670    $  191,051   $  148,210
 Service                                 31,509        10,159        12,661        9,042
                                     ----------    ----------    ----------   ----------
                                        345,892        98,829       203,712      157,252
Operating expenses:
 Residence operating expenses           423,645       231,729       217,922      189,443
 Depreciation and amortization          194,113       133,310        64,004       97,056
                                     ----------    ----------    ----------   ----------
                                        617,758       365,039       281,926      286,499
                                     ----------    ----------    ----------   ----------
Excess of operating expenses
 over revenues                         (271,866)     (266,210)      (78,214)    (129,247)

Other expenses:
 Interest expense, net (net of
  interest capitalized during
  1994 of $73,584)                      216,493       110,415       131,767      107,619
 Other                                    1,471          ---          ---          1,471
                                     ----------    ----------    ----------   ----------
Excess of expenses over revenues       (489,830)     (376,625)     (209,981)    (238,337)
Unrestricted net deficit at beginning
  of year                              (376,625)         ---       (866,455)    (376,625)
                                     ----------    ----------    ----------   ----------
Unrestricted net deficit at end
  of year                            $ (866,455)   $ (376,625)  $(1,076,436)  $ (614,962)
                                     ==========    ==========   ===========   ==========



See accompanying notes.

                      High Plains Senior Living, Inc.

                         Statements of Cash Flows

                                      Year Ended December 31,     Six Months Ended June 30,
                                         1995          1994          1996         1995
                                     ________________________    _________________________
Operating activities:                                                    (Unaudited)
Excess of expenses over revenues     $ (489,830)   $ (376,625)   $ (209,981)  $ (238,337)
Adjustments to reconcile excess
 expenses over revenues to net
 cash provided by (used in)
 operating activities:
  Depreciation and amortization         194,113       133,310        64,004       97,056
 Net change in operating assets
  and liabilities:
  Accounts receivable                     8,193        (8,393)          200        8,393
  Prepaid expenses and other                 58        (6,399)        3,960        6,399
  Prerental costs                          ---        (33,331)         ---          ---
  Overdraft payable                        (608)          608          ---          ---
  Accounts payable                          288        10,401        (1,102)       1,588
  Refundable deposits                   158,447       766,468         3,000        7,000
  Accrued expenses                       27,025        37,999       128,005       49,392
                                     ----------    ----------    ----------   ----------
Net cash provided by (used in)
 operating activities                  (102,314)      524,038       (11,914)     (68,509)

Investing activities:
Purchases of property and equipment     (58,176)   (1,793,188)       (3,037)      (1,225)
                                     ----------    ----------    ----------   ----------
Net cash used in investing
 activities                             (58,176)   (1,793,188)       (3,037)      (1,225)

Financing activities:
Proceeds from short-term borrowings     494,000     1,322,135        10,000      190,579
Payments on short-term borrowings      (176,745)     (750,477)         ---       (14,700)
Payments on bonds                       (50,000)         ---           ---       (50,000)
Net change in principal and interest
 funds in trust                         (95,956)         ---           ---       (53,156)
Net change in project funds in trust       ---        694,130          ---         ---
Other                                       (20)         ---             (5)          (9)
                                     ----------    ----------    ----------   ----------
Net cash provided by financing
 activities                             171,279     1,265,788         9,995       72,714

Net increase (decrease) in cash          10,789        (3,362)       (4,956)       2,980
Cash at beginning of period                ---          3,362        10,789         ---
                                     ----------    ----------    ----------   ----------
Cash at end of period                $   10,789    $     ---     $    5,833   $    2,980
                                     ==========    ==========    ==========   ==========
Supplemental disclosure of
 cash flow information:
 Cash paid during the period for:
  Interest                             196,020        150,361         ---         63,670

See accompanying notes.

                       High Plains Senior Living, Inc.
                        Notes to Financial Statements
                         December 31, 1995 and 1994

1.  Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the historic assets, liabilities and operations associated with High Plains Senior Living, Inc. (the "Company"). The Company was formed to develop and operate a housing and general care facility for senior citizens. The Company was formed in August 1991 and opened the residence in June 1994. On July 31, 1996, Sterling House Corporation acquired the land, building and other assets of Woodland Terrace (the "Residence") from the Company.

Cash

For purposes of the statement of cash flows, the Company considers cash to include currency on hand, demand deposits and short-term investments with maturities of three months or less.

Principal and Interest Funds in Trust

Principal and interest funds in trust, if any, consist of funds held in escrow by a trustee to pay future principal and interest payments due under the multifamily housing revenue bonds.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Useful lives are as follows:

         Land improvements                                      15 years
         Building                                               40 years
         Furniture, fixtures and equipment                    5-10 years

                      High Plains Senior Living, Inc.
                       Notes to Financial Statements
                        December 31, 1995 and 1994
                                (continued)

1.  Significant Accounting Policies (continued)

Property and equipment include interest costs and property taxes incurred during the construction period, as well as development fees and other costs directly related to the development and construction of the Residence. Maintenance and repairs are charged to income as incurred and significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

Prerental Costs

Costs incurred in connection with pre-opening marketing, employee recruitment and training, and other start-up expenditures necessary to prepare the Residence for occupancy have been capitalized. These Prerental costs are amortized over 12 months beginning when the residence is available for occupancy. Accumulated amortization at December 31, 1995 and 1994 was $139,577 and $69,789, respectively.

Financing Costs

Costs incurred in connection with obtaining permanent financing for the Residence have been capitalized and are amortized over the term of the financing using the effective interest method.

Revenues

Revenues are recorded when services are rendered and consist of resident fees for basic housing and support services.

Income Tax Status

The Company, a not-for-profit corporation, is a qualified organization under the provisions of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Not-for-profit organizations are not taxed on certain exempt income under the Internal Revenue Code. Accordingly, no provision has been made by the Company.

                      High Plains Senior Living, Inc.
                       Notes to Financial Statements
                        December 31, 1995 and 1994
                                (continued)

1.  Significant Accounting Policies (continued)

Uses of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash - The carrying amount reported in the balance sheet for cash approximates its fair value.

Note Payable to Bank - The carrying amount of the Company's borrowings under its variable rate line of credit approximates fair value.

Bonds Payable - The carrying amount of the Company's borrowings under its long-term debt agreement approximates fair value.

Advertising and Promotion Expense

Advertising and promotion costs incurred prior to the opening of the Residence are capitalized as prerental costs. All advertising and promotion costs incurred subsequent to opening the Residence are expensed as incurred. The total amount of advertising and promotion expense capitalized as prerental costs was $34,912 and the total amount of advertising and promotion expense incurred during the years ended December 31, 1995 and 1994, was $18,721 and $17,800, respectively.

                      High Plains Senior Living, Inc.
                       Notes to Financial Statements
                        December 31, 1995 and 1994
                                (continued)

1.  Significant Accounting Policies (continued)

Refundable Deposits

The Company requires each tenant to pay a fully refundable deposit ranging from $1,000 to $100,000 on or before the commencement of the tenant's residency. Tenants paying a deposit in excess of $50,000 are entitled to certain reduced rental rates as determined by the Company. In the event a tenant terminates their residency, they are entitled to a full refund of the deposit at the time a new resident signs a residency agreement and pays the applicable deposit for the vacated unit.

Unaudited Interim Financial Data

The interim financial data at June 30, 1996, and for the six-month periods ended June 30, 1996 and 1995, included herein, are unaudited and, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of financial position and the results of operations and cash flows for such interim periods.

2.  Note Payable to Bank

At December 31, 1995, the Company had available a line of credit of $1,400,000 with a bank which had outstanding borrowings of $1,328,913 and $1,011,658 for 1995 and 1994, respectively. Borrowings bear interest at the New York (Citibank) Lending rate (8.75% at December 31, 1995). There are no compensating balance requirements and the note is secured by substantially all assets of the Company and the refundable tenant deposits. In addition, should the Company default on either the line of credit or the multifamily housing revenue bonds described in Note 3, it is to be considered a default on both credit obligations.

                      High Plains Senior Living, Inc.
                       Notes to Financial Statements
                        December 31, 1995 and 1994
                                (continued)

3.  Bonds Payable

Bonds payable consist of Multifamily Housing Revenue Bonds Series A, 1993 issued by the City of Liberal, Kansas with maturities occurring at various dates through 2013. The interest rate on the bonds is adjusted annually to equal the rate on the one year United States Treasury Note as quoted in The Wall Street Journal plus 2.75% (8.56% at December 31, 1995). The principal and interest on the bonds is serviced by payments made by the Company to the trustee. In addition, certain of the proceeds from the bonds have been deposited with the trustee and, to the extent that these funds will be used for payment of principal and interest in the next year, such funds are reflected as current assets in the accompanying balance sheets. The bonds are secured by substantially all assets of the Residence.

The amount of bonds outstanding at December 31, 1995 and 1994, was $1,750,000 and $1,800,000, respectively. The aggregate annual maturities of the bonds at December 31, 1995, are $55,000, $55,000 $60,000,
$65,000 and $70,000 for years 1996 through 2000, respectively.

4.  Subsequent Event

Subsequent to December 31, 1995, the Company was granted a six-month grace period during which no principal and interest payments on the line of credit and the multifamily housing revenue bonds were required by the lending institution and the bond owner. During such period, the Company was to submit a proposal to restructure its debt service payments on each obligation. On July 31, 1996, prior to the end of such grace period, the Company sold the land, building, and other assets of the Residence to Sterling House Corporation for a sales price of $2.2 million. Contemporaneously with the sale, the Company paid $1,200,000 to the owner of the bonds as payment in full for the outstanding balance, and the outstanding balance of $1,328,913 on the line of credit was forgiven by the issuing bank. Accordingly, the outstanding balance on both obligations as of December 31, 1995 has been classified as a current liability in the accompanying balance sheets. In addition, the Company refunded substantially all existing tenant deposits on the date of such sale.

Item 7(b) 1
                        STERLING HOUSE CORPORATION
                   PRO FORMA CONSOLIDATED BALANCE SHEET
                                June 30, 1996
                                 (Unaudited)

                                       Sterling       High Plains
                                         House           Senior       Pro Forma          Pro Forma
                                      Corporation     Living, Inc.   Adjustments       Consolidated
                                      _____________________________________________________________
Assets
Current Assets:
 Cash and cash equivalents            $36,052,316     $     5,833   $(2,205,833)(A)(C)  $33,852,316
 Accounts receivable
  Construction receivable
   due from REIT                        7,877,505            ---                          7,877,505
  Trade                                   427,834            ---                            427,834
  Affiliates                               11,370            ---                             11,370
  Other                                   107,234            ---                            107,234
 Prerental costs                          554,935            ---                            554,935
 Deferred income taxes                    151,987            ---                            151,987
 Principal and interest funds
  in trust                                360,890          95,956       (95,956)(C)         360,890
 Other                                    344,917           2,381        (2,381)(C)         344,917
                                       ----------      ----------    ----------          ----------
Total current assets                   45,888,988         104,170    (2,304,170)         43,688,988

Property and equipment:
 Land and improvements                  1,033,128         196,413       (66,511)(A)       1,163,030
 Buildings                              6,925,896       2,898,393      (981,482)(A)       8,842,807
 Leasehold rights and improvements      2,149,301            ---                          2,149,301
 Vehicles and equipment                   447,354            ---                            447,354
 Furniture, fixtures and
  office equipment                        902,222         281,518       (95,331)(A)       1,088,409
 Construction in progress              12,204,855           ---                          12,204,855
                                      -----------      ----------     ---------         -----------
                                       23,662,756       3,376,324    (1,143,324)         25,895,756
 Less accumulated depreciation           (558,211)       (242,528)      242,528(A)         (558,211)
                                      -----------      ----------   -----------         -----------
Net property and equipment             23,104,545       3,133,796      (900,796)         25,337,545

Other assets:
 Deferred income taxes                    468,715            ---                            468,715
 Deferred financing costs               1,577,665          37,106       (37,106)(C)       1,577,665
 Other                                  1,333,102             406          (406)(C)       1,333,102
                                      -----------      ----------   -----------         -----------
Total other assets                      3,379,482          37,512       (37,512)          3,379,482
                                      -----------      ----------   -----------         -----------
Total assets                          $72,373,015      $3,275,478   $(3,242,478)         $72,406,015
                                      ===========      ==========   ===========         ===========

See accompanying notes.

                       STERLING HOUSE CORPORATION
                    PROFORMA CONSOLIDATED BALANCE SHEET
                                June 30, 1996
                                 (Unaudited)

                                       Sterling      High Plains
                                         House         Senior         Pro Forma         Pro forma
                                      Corporation    Living, Inc.     Adjustments      Consolidated
                                     _______________________________________________________________
Liabilities and stockholders' equity
Current liabilities:
 Note payable
 Due to affiliates                     $     ---      $     ---      $                  $      ---
 Short-term borrowings                       ---        1,338,913     (1,338,913)(C)           ---
 Accounts payable                       4,231,843           9,587         (9,587)(C)      4,231,843
 Accrued expenses
  Salaries and benefits                   419,323          12,976        (7,976)(B)(C)      424,323
  Interest                                440,151         190,802      (190,802)(C)         440,151
  Other                                   326,278           1,771        (1,771)(C)         326,278
 Deferred income taxes                    153,655           ---                             153,655
 Deferred rent and refundable deposits    192,826       1,047,865    (1,019,865)(B)(C)      220,826
 Current maturities of bonds payable
  and long-term debt                      201,966       1,750,000    (1,750,000)(C)         201,966
                                        ----------      ----------    ----------         -----------
Total current liabilities               5,966,042       4,351,914    (4,318,914)          5,999,042

Non-current liabilities
 Bonds payable and long-term debt       4,702,125           ---                           4,702,125
 Convertible debt                      35,000,000           ---                          35,000,000
 Deferred income taxes                  1,404,094           ---                           1,404,094
 Deferred compensation                    391,215           ---                             391,215
 Investment in unconsolidated affiliates     ---            ---                                ---
 Other                                     28,100           ---                              28,100
                                       ----------       ---------    ----------         -----------
Total non-current liabilities          41,525,534           ---                          41,525,534

Total liabilities                      47,491,576       4,351,914    (4,318,914)         47,524,576

Stockholders' equity
 Preferred stock                             ---            ---                                ---
 Common stock                          28,191,965                                        28,191,965
 Accumulated deficit                   (3,310,526)     (1,076,436)    1,076,436(C)       (3,310,526)
                                      -----------     -----------   -----------         -----------
Total stockholders' equity             24,881,439      (1,076,436)    1,076,436          24,881,439

Total liabilities and stockholders'
  equity                              $72,373,015     $ 3,275,478   $(3,242,478)         $72,406,015
                                      ===========     ===========   ===========         ===========

See accompanying notes.

                        STERLING HOUSE CORPORATION
              PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       Six Months Ended June 30, 1996
                               (Unaudited)

                                       Sterling      High Plains
                                         House         Senior         Pro Forma          Pro Forma
                                      Corporation   Living, Inc.     Adjustments       Consolidated
                                      ____________________________________________________________
Revenue:
 Residence rental                     $ 5,754,476     $  203,712                        $ 5,958,188
 Initial franchise and royalty fees        80,523                                            80,523
 Management and service fees               52,966                                            52,966
 Construction services                     63,123                                            63,123
                                      -----------     ----------     ----------         -----------
Total revenue                           5,951,088        203,712          ---             6,154,800

Operating expenses:
 Residence operating expenses           3,796,559        217,922                          4,014,481
 General and administrative             1,191,283                                         1,191,283
 Cost of construction services             28,245                                            28,245
 Building rental                        1,115,523                                         1,115,523
 Depreciation and amortization            470,879         64,004        (21,285)(D)         513,598
                                      -----------     ----------      ---------         -----------
Total operating expenses                6,602,489        281,926        (21,285)          6,863,130

Loss from operations                     (651,401)       (78,214)        21,285            (708,330)

Other income (expenses):
 Interest income                          534,262              5        (56,105)(E)         478,162
 Interest expense                        (332,800)      (131,772)       131,772 (F)        (332,800)
 Minority interest                          ---                                               ---
 Other                                    (20,257)         ---                              (20,257)
                                        ---------     ----------      ---------         -----------
Total other income (expenses)             181,205       (131,767)        75,667             125,105
                                        ---------     ----------      ---------         -----------
Loss before income taxes and
 extraordinary item                      (470,196)      (209,981)        96,952            (583,225)
Benefit for income item                   139,285              0         33,482(G)          172,767
                                       ----------     ----------      ---------         -----------
Net Loss                              $  (330,911)    $ (209,981)     $ 130,434         $  (410,458)
                                      ===========     ==========      =========         ===========
Net loss per common share:
 Loss before extraordinary item       $     (0.07)                                      $     (0.08)
 Extraordinary item                          0.00                                              0.00
                                      -----------                                       -----------
Net loss                              $     (0.07)                                      $     (0.08)
                                      ===========                                       ===========
Average number of common shares
 outstanding                            5,035,421                                         5,035,421
                                      ===========                                       ===========

                        STERLING HOUSE CORPORATION
              PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        Year Ended December 31, 1995
                                 (Unaudited)

                                       Sterling      High Plains
                                         House         Senior          Pro Forma         Pro Forma
                                      Corporation   Living, Inc.      Adjustments       Consolidated
                                      ______________________________________________________________
Revenue:
 Residence rental                     $ 2,296,994     $  345,892      $                 $ 2,642,886
 Development fees                         302,871           ---                             302,871
 Initial franchise and royalty fees       290,963           ---                             290,963
 Management and service fees              489,683           ---                             489,683
 Construction services                  1,217,124           ---                           1,217,124
                                      -----------     ----------      ---------         -----------
Total revenue                           4,597,635        345,892           ---            4,943,527

Operating expenses:
 Residence operating expenses           1,553,309        423,645                          1,976,954
 General and administrative             1,766,476           ---                           1,766,476
 Stock compensation expense               412,550           ---                             412,550
 Cost of construction services          1,069,270           ---                           1,069,270
 Building rental                           55,147           ---                              55,147
 Depreciation and amortization            460,074        194,113        (38,857)(D)         615,330
 Equity in net loss from
  unconsolidated affiliates               278,636           ---                             278,636
                                      -----------     ----------      ---------         -----------
Total operating expenses                5,595,462        617,758        (38,857)          6,174,363
                                      -----------     ----------      ---------         -----------
Loss from operations                     (997,827)      (271,866)        38,857          (1,230,836)

Other income (expenses):
 Interest income                          204,476          2,185        (20,518)(E)         186,143
 Interest expense                        (375,165)      (218,678)       218,678 (F)        (375,165)
 Minority interest                         47,757           ---                              47,757
 Other                                     38,833         (1,471)                            37,362
                                        ---------       --------      ---------           ---------
Total other income (expenses)             (84,099)      (217,964)       198,160            (103,903)
                                        ---------       --------      ---------           ---------
Loss before income taxes and
 extraordinary item                    (1,081,926)      (489,830)       237,017          (1,334,739)
Benefit for income item                    74,512           ---          12,246(G)           86,758
                                       ----------       --------      ---------         -----------
Loss before extraordinary item         (1,007,414)      (489,830)       249,263          (1,247,981)
                                       ----------       --------      ---------         -----------
Extraordinary item:
 Loss from early retirement of
  financing agreements, net of
  tax benefit of $747,098              (1,175,933)          ---                          (1,175,933)
                                      -----------      ---------      ---------         -----------
Net loss                              $(2,183,347)     $(489,830)      $249,263         $(2,423,914)
                                      ===========      =========      =========         ===========
Net loss per common share:
 Loss before extraordinary item       $     (0.36)                                      $     (0.45)
 Extraordinary item                         (0.42)                                            (0.42)
                                      -----------                                       -----------
Net loss                              $     (0.78)                                      $     (0.87)
                                      ===========                                       ===========
Average number of common shares
 outstanding                            2,786,868                                         2,786,868
                                      ===========                                       ===========

See accompanying notes.                           F-15

                         STERLING HOUSE CORPORATION
      Notes to Pro Forma Consolidated Financial Statements (Unaudited)
                     June 30, 1996 and December 31, 1995


1) Basis For Financial Statement Presentation

On July 31, 1996, the Company entered into an agreement, effective August 1, 1996, with High Plains Senior Living, Inc. to purchase the land, building, furniture and equipment of Woodland Terrace, an assisted living residence located in Liberal, Kansas (the "Residence"). The Residence is two years old and has 45 private units ranging from studios to two-bedroom apartments. The Residence was purchased for approximately $2.2 million in cash.

The acquisition was accounted for as a purchase. The fair market values of the assets and liabilities have been pro-rated from the purchase price based upon their historical carrying values. Final allocations will be made on the basis of appraisals and valuations giving effect to various economic and market factors. Any purchase price adjustments will be made within one year from the acquisition date and are not expected to be material to the pro forma financial information taken as a whole.

The pro forma financial information has been prepared giving effect to the acquisition of the Residence as if the transaction had taken place at June 30, 1996 for the pro forma consolidated balance sheet, and January 1, 1995 for the pro forma consolidated statement of operations for the year ended December 31, 1995, and for the six months ended June 30, 1996.

The unaudited pro forma consolidated balance sheet and statement of operations for the six months ended June 30, 1996, and for the statement of operations for the year ended December 31, 1995, are not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated at the date presented. The unaudited pro forma consolidated balance sheet and statement of operations should be read in conjunction with the historical financial statements of High Plains Senior Living, Inc.

                         STERLING HOUSE CORPORATION
      Notes to Pro Forma Consolidated Financial Statements (Unaudited)
                     June 30, 1996 and December 31, 1995
                                 (continued)

2) Pro Forma Adjustments

(A) Represents adjustments to the carrying value of the assets purchased, based on fair market value of the allocated purchase price of $2,233,000, writing off of accumulated deprecation at the time of purchase, and reducing the cash balance by the cash payment of $2,200,000.

(B) The Company assumed liabilities of High Plains Senior Living, Inc. amounting to $5,000 of accrued vacation owed to employees of the Residence retained by the Company, and $28,000 in refundable resident deposits owed to the residents living at the Residence at the time of the acquisition.

(C) Represents elimination of all the assets and liabilities that were not acquired or assumed by the Company in the purchase of the Residence.

(D) Represents a decrease in depreciation expense due to the fair market value reduction in book value of High Plains Senior Living, Inc.'s fixed assets at the date of acquisition. Pro forma depreciation expense was approximately $82,000 at December 31, 1995 and $41,000 at June 30, 1996.

(E) To give effect of the interest revenue that would not have been earned if the company's cash would have been used to purchase the Residence as of January 1, 1995, rather than being available to earn interest over the same period. Also eliminated was the interest income earned on High Plains Senior Living, Inc.'s cash balances that were not acquired by the Company.

(F) To eliminate the interest expense on High Plains Senior Living, Inc.'s debt that was not assumed by the Company as part of the acquisition.

(G) Represents adjustment to the income tax benefit after giving effect to the other pro forma adjustments relating to the acquisition of the Residence.

Exhibit 23

                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-03687) pertaining to the 1995 Stock Option Plan and Director's Stock Option Agreements of Sterling House Corporation of our report dated September 27, 1996, with respect to the financial statements of High Plains Senior Living, Inc. included in Sterling House Corporation's Current Report on Form 8-K/A dated October 15, 1996, filed with the Securities and Exchange Commission.

                                         Ernst & Young LLP

Wichita, Kansas
September 27, 1996